Exhibit 99.2

SL Green Realty Corp.

Third Quarter 2005

Supplemental Data

September 30, 2005

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michelle LeRoy at michelle.leroy@slgreen.com or at 212-216-1692.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2005 that will subsequently be released on Form 10-Q to be filed on or before November 9, 2005.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Funds From Operations
Statement of Stockholders’ Equity
Taxable Income
Joint Venture Statements

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Tenant Diversification
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

THIRD QUARTER 2005

UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $51.7 million, or $1.13 per share (diluted) for the third quarter ended September 30, 2005, a 20.2% increase over the same quarter in 2004 when FFO totaled $40.7 million, or $0.94 per share (diluted).

Net income available for common stockholders totaled $37.3 million, or $0.87 per share (diluted) for the third quarter ended September 30, 2005, a 77.6% increase over the same quarter in 2004 when net income totaled $20.3 million, or $0.49 per share (diluted).

Funds available for distribution, or FAD, for the third quarter 2005 increased to $0.83 per share (diluted) versus $0.57 per share (diluted) in the prior year, a 45.6% increase.  The increase in FAD is primarily due to a $10.8 million, or $0.24 per share, incentive distribution received in 2005 in connection with the sale of 180 Madison Avenue.

The Company’s dividend payout ratio was 47.7% of FFO and 64.8% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 40.1% in the third quarter to $120.3 million compared to $85.9 million in the prior year.  The $34.4 million growth in revenue resulted primarily from the following items:

•                  $17.2 million increase from 2005 and 2004 acquisitions,

•                  $1.2 million increase from same-store properties,

•                  $13.8 million increase in other revenue, which was primarily due to the recognition of an incentive distribution received in 2005 in connection with the sale of 180 Madison Avenue ($10.8 million) and fees earned from Gramercy ($2.2 million) and by the Service Corporation ($0.4 million), and

•                  $2.2 million increase in preferred equity and investment income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $18.1 million (34.2%) to $70.8 million.  The following items drove EBITDA improvements:

•                  $2.6 million increase from the equity in net income from unconsolidated joint ventures primarily due to our investments in Gramercy ($2.1 million) and 1221 Avenue of the Americas ($1.5 million).  This was partially offset by decreases at 1515 Broadway ($0.7 million) and 1 Madison Avenue South ($0.6 million).

•                  $8.9 million increase from 2005 and 2004 acquisitions.

•                  $1.1 million decrease from same-store properties.

•                  $2.2 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter increased to $398.4 million from $302.1 million in the prior year.  The weighted-average yield remained flat at 10.2%.

•                  $7.8 million decrease from higher MG&A expense.  This is primarily due to the increase in headcount at Gramercy and SL Green.

•                  $13.3 million increase in non-real estate revenues net of expenses, primarily due to the 180 Madison Avenue incentive distribution in 2005 ($10.8 million) and fee income from Gramercy ($2.2 million).

FFO before minority interests improved $11.0 million primarily as a result of:

•                  $18.1 million increase in EBITDA,

•                  $2.6 million increase in FFO from unconsolidated joint ventures,

•                  $0.1 million decrease from perpetual preferred stock dividends,

•                  $4.6 million decrease from higher interest expense, and

•                  $4.9 million decrease from discontinued operations and non-real estate depreciation and amortization.

SAME-STORE RESULTS

Consolidated Properties

Same-store third quarter 2005 GAAP NOI decreased $0.7 million (1.9%) to $35.1 million compared to the prior year.  Operating margins after ground rent decreased from 49.9% to 47.8%.

The $0.7 million decrease in GAAP NOI was primarily due to:

•                  $1.3 million (2%) increase in rental revenue primarily due to improved leasing,

•                  $0.9 million (7%) increase in escalation and reimbursement revenue primarily due to electric reimbursements,

•                  $0.6 million (53%) decrease in other income,

•                  $0.3 million (2%) increase in real estate taxes, and

•                  $2.0 million (10%) increase in operating expenses.

Joint Venture Properties

Joint Venture properties third quarter 2005 GAAP NOI increased $2.7 million (13%) to $23.0 million compared to the prior year.  Operating margins after ground rent increased from 56.4% to 57.2%.

The $2.7 million increase in GAAP NOI was primarily due to:

•                  $0.9 million (3%) increase in rental revenue primarily due to improved leasing,

•                  $0.9 million (14%) increase in escalation and reimbursement revenue primarily due to real estate tax escalations and electric reimbursements,

•                  $2.3 million (5,400%) increase in other income,

•                  $0.3 million (4%) increase in real estate taxes, and

•                  $1.1 million (14%) increase in operating expenses.

STRUCTURED FINANCE ACTIVITY

As of September 30, 2005, our structured finance and preferred equity investments totaled $400.0 million.  The weighted average balance outstanding for the third quarter of 2005 was $398.4 million.  During the third quarter of 2005, the weighted average yield was 10.26%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at June 30, 2005 was 763,464 useable square feet net of holdover tenants.  During the quarter, 315,708 additional useable office, retail and storage square feet became available at an average escalated cash rent of $35.47 per rentable square foot.  The Company sold 180 Madison Avenue, which included 37,847 vacant useable square feet.  Space available to lease during the quarter totaled 1,041,325 useable square feet, or 5.7% of the total portfolio.

During the third quarter, 58 office leases, including early renewals, were signed totaling 341,458 rentable square feet.  New cash rents averaged $43.79 per rentable square foot.  Replacement rents were 5.1% higher than rents on previously occupied space, which had fully escalated cash rents averaging $41.68 per rentable square foot.  The average lease term was 8.7 years and average tenant concessions were 2.7 months of free rent with a tenant improvement allowance of $30.74 per rentable square foot.

The Company also signed 2 retail and storage leases, including early renewals, for 4,011 rentable square feet.  The average lease term was 9.9 years and the average tenant concessions were 3.8 months of free rent with a tenant improvement allowance of $86.50 per rentable square foot.

REAL ESTATE ACTIVITY

Major real estate investment transactions entered into during the third quarter included:

In July 2005, the Company, through a joint venture with Jeff Sutton, acquired the fee interests in two adjoining retail buildings at 1551 and 1555 Broadway and in a third retail and commercial building at 21 West 34th Street for an aggregate purchase price of $102.5 million. The buildings comprise approximately 43,700 rentable square feet. We own approximately 50% of the equity in the joint venture. The joint venture entered into a $103.9 million credit facility to finance the acquisition and redevelopment of these three properties. The loan, which will bear interest at 200 basis points over the 30-day LIBOR, is for three years. At closing, the joint venture drew approximately $85.4 million to fund the acquisition.  The joint venture agreement provides Jeff Sutton with the opportunity to earn incentive fees based upon the financial performance of the properties.

In August 2005, the Company, through another joint venture with Jeff Sutton, acquired the ground and second floors in a mixed-use property at 141 Fifth Avenue for $13.25 million. The retail component of the building we own consists of approximately 21,500 square feet of retail space. We own approximately 50% of the equity in the joint venture. The joint venture entered into a $12.58 million credit facility to finance the acquisition of the property. The loan, which will bear interest at 225 basis points over the 30-day LIBOR, is for two years and has three one-year extension options. At closing, the joint venture drew approximately $10.0 million to fund the acquisition. In addition the joint venture retained a 22.5% carried interest in floors 3 to 12, which the Company conveyed to a third party at closing. The joint venture agreement provides Jeff Sutton with the opportunity to earn incentive fees based upon the financial performance of the property.

In August 2005, the Company sold the fee interest in 180 Madison Avenue for $92.7 million. The property was owned through a joint venture with Morgan Stanley Real Estate Fund III, L.P., or MSREF, which recognized a gain of approximately $40.0 million from the sale, of which SL Green’s share was approximately $19.3 million. Approximately $7.7 million of the gain was deferred and will be recognized upon redemption of a preferred equity investment retained in the property.  180 Madison Avenue represents the last property to be sold through SL Green’s highly successful joint venture with MSREF. Other properties jointly bought and sold have included 90 Broad Street, 469 Seventh Avenue and 321 West 44th Street. In connection with the sale of 180 Madison and the resolution of the MSREF joint venture, SL Green recognized an incentive fee of approximately $10.8 million.

Investment In Gramercy Capital Corp.

The Company’s investment in Gramercy Capital Corp. (NYSE: GKK) increased from $68.9 million to $93.6 million. This includes an additional common equity investment of approximately $24.5 million that was made in September 2005.  Fees earned from various arrangements between the Company and Gramercy totaled approximately $3.3 million for the quarter ended September 30, 2005, including an incentive fee of $1.0 million earned as a result of Gramercy’s FFO exceeding the 9.5% return on equity performance threshold.  For the nine months ended September 30, 2005, the Company earned $7.6 million in fees from Gramercy Capital Corp.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $2.6 million and $5.9 million for the quarter and year ended September 30, 2005, respectively.

The Company’s marketing, general and administrative, or MG&A, expenses includes the consolidation of the expenses of its subsidiary GKK Manager, the entity which manages and advises Gramercy Capital Corp.  There are currently approximately 20 Gramercy dedicated employees compared to 5 at the time of Gramercy’s IPO.  For the quarter ended September 30, 2005, the Company’s MG&A includes approximately $2.6 million of costs associated with GKK Manager.

Financing/ Capital Activity

In September 2005, the Company entered into a new $500.0 million senior unsecured revolving credit facility which can be expanded to $800.0 million.  The credit facility replaced the then existing secured and unsecured revolving credit facilities. The three-year credit facility matures in September 2008, and has a one-year extension option thereafter.  The interest rate, currently LIBOR plus 85 basis points, is subject to adjustment, on a sliding scale, based upon the Company’s senior leverage ratio. The borrowing spreads have been reduced by up to 25 basis points from their prior levels.

The Company received a commitment to refinance its mortgage at 100 Park Avenue.  The loan will be increased by $60.0 million to $175.0 million, will mature in 2015 and carry an interest rate of approximately 6.52%.  This refinancing, subject to customary closing conditions, is expected to close in the fourth quarter of 2005.  Proceeds from the financing will be used to redevelop the property.

Dividends

On September 8, 2005, the Company declared a dividend distribution of $0.54 per common share for the third quarter 2005.  The dividend is payable September 14, 2005 to stockholders of record on the close of business on September 30, 2005.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.16 per common share.

On September 8, 2005, the Company also declared a dividend on it’s Series C preferred stock for the period July 15, 2005 through and including September 14, 2005, of $0.4766 per share, payable September 14, 2005 to stockholders of record on the close of business on September 30, 2005. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On September 8, 2005, the Company also declared a dividend on it’s Series D preferred stock for the period July 15, 2005 through and including September 14, 2005, of $0.4922 per share, payable September 14, 2005 to stockholders of record on the close of business on September 30, 2005. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.

Key Financial Data

September 30, 2005

(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Earnings Per Share
Net income available to common shareholders - diluted	$0.87	$1.31	$0.54	$2.64	$0.49
Funds from operations available to common shareholders - diluted	$1.13	$1.02	$0.99	$0.95	$0.94
Funds available for distribution to common shareholders - diluted	$0.83	$0.69	$0.65	$0.63	$0.57

Common Share Price & Dividends
At the end of the period	$68.18	$64.50	$56.22	$60.55	$51.81
High during period	$70.10	$66.05	$59.74	$60.55	$51.81
Low during period	$64.76	$55.38	$52.70	$52.30	$47.19
Common dividends per share	$0.54	$0.54	$0.54	$0.54	$0.50
FFO Payout Ratio	47.70%	52.99%	54.73%	56.69%	53.26%
FAD Payout Ratio	64.78%	78.57%	82.90%	85.84%	88.45%

Common Shares & Units
Common shares outstanding	41,942	41,830	41,622	40,876	40,547
Units outstanding	2,502	2,512	2,531	2,531	2,225
Total shares and units outstanding	44,444	44,342	44,153	43,407	42,772

Weighted average common shares and units outstanding - basic	44,426	44,303	43,833	43,132	41,611
Weighted average common shares and units outstanding - diluted	45,674	45,505	45,160	44,700	43,317

Market Capitalization
Market value of common equity	$3,030,192	$2,860,059	$2,482,282	$2,628,294	$2,216,017
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	1,626,640	1,493,753	1,315,315	1,150,376	1,127,254
Consolidated market capitalization	$4,914,332	$4,611,312	$4,055,097	$4,036,170	$3,600,771
SLG portion JV debt	911,959	928,334	564,945	565,211	565,482
Combined market capitalization	$5,826,291	$5,539,646	$4,620,042	$4,601,381	$4,166,253

Consolidated debt to market capitalization	33.10%	32.39%	32.44%	28.50%	31.31%
Combined debt to market capitalization	43.57%	43.72%	40.70%	37.28%	40.63%

Consolidated debt service coverage	3.70	3.54	3.65	3.63	3.63
Consolidated fixed charge coverage	2.55	2.40	2.43	2.38	2.44
Combined fixed charge coverage	2.07	2.03	2.16	2.31	2.37

Portfolio Statistics
Directly owned office buildings	21	21	21	20	21
Joint venture office buildings	7	8	8	8	8
	28	29	29	28	29

Directly owned square footage	9,345,000	9,345,000	9,164,000	8,805,000	8,950,000
Joint venture square footage	8,814,900	9,079,900	8,195,000	8,195,000	8,195,000
	18,159,900	18,424,900	17,359,000	17,000,000	17,145,000

Quarter end occupancy-portfolio	96.0%	95.9%	95.7%	95.6%	95.8%
Quarter end occupancy- same store - wholly owned	95.2%	96.2%	96.0%	95.8%	95.5%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.0%	96.5%	96.3%	96.3%	95.5%

	As of or for the three months ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Selected Balance Sheet Data
Real estate assets before depreciation	$2,183,267	$2,049,820	$1,859,431	$1,756,104	$1,630,558
Investments in unconsolidated joint ventures	$659,860	$638,336	$579,194	$557,089	$549,654
Structured finance investments	$400,049	$396,862	$375,099	$350,027	$325,807

Total Assets	$3,352,330	$3,154,845	$2,932,962	$2,751,881	$2,591,425

Fixed rate & hedged debt	$1,256,095	$1,256,978	$1,025,315	$1,039,476	$1,008,354
Variable rate debt	370,545	236,775	290,000	110,900	118,900
Total consolidated debt	$1,626,640	$1,493,753	$1,315,315	$1,150,376	$1,127,254

Total Liabilities	$1,821,699	$1,668,824	$1,483,395	$1,328,937	$1,292,834

Fixed rate & hedged debt-including SLG portion of JV debt	$1,732,776	$1,756,389	$1,245,569	$1,306,684	$1,275,771
Variable rate debt - including SLG portion of JV debt	805,823	665,698	634,691	408,903	416,965
Total combined debt	$2,538,599	$2,422,087	$1,880,260	$1,715,587	$1,692,736

Selected Operating Data
Property operating revenues	$92,075	$87,771	$82,189	$80,229	$72,602
Property operating expenses	49,325	44,667	43,572	39,236	38,178
Property operating NOI	$42,750	$43,104	$38,617	$40,993	$34,425
NOI from discontinued operations	—	117	684	1,993	4,066
Total property operating NOI	$42,750	$43,221	$39,301	$42,986	$38,491

SLG share of Property NOI from JVs	$32,770	$29,813	$23,527	$23,978	$22,413
SLG share of FFO from Gramercy Capital	$2,610	$2,164	$1,143	$526	$3
Structured finance income	$10,652	$11,925	$11,147	$8,421	$8,283
Other income	$17,564	$6,396	$7,519	$5,466	$4,984

Marketing general & administrative expenses	$13,418	$10,594	$8,238	$9,336	$5,574

Consolidated interest	$20,580	$19,479	$17,366	$17,065	$16,239
Combined interest	$33,487	$29,930	$23,422	$22,937	$21,656
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,843

Office Leasing Statistics
Total office leases signed	58	71	55	73	91
Total office square footage leased	341,458	386,134	415,806	719,292	522,001

Average rent psf	$43.79	$43.49	$40.60	$32.11	$31.48
Escalated rents psf	$41.68	$42.75	$38.69	$30.49	$31.38
Percentage of rent over escalated	5.1%	1.7%	4.9%	5.3%	0.3%
Tenant concession packages psf	$30.74	$14.65	$31.64	$25.40	$25.06
Free rent months	2.7	2.3	4.6	2.8	3.5

COMPARATIVE BALANCE SHEETS

Unaudited

($000’s omitted)

	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Assets
Commercial real estate properties, at cost:
Land & land interests	$288,080	$264,696	$224,943	$206,824	$206,824
Buildings & improvements fee interest	1,408,858	1,301,193	1,135,318	1,065,654	1,055,811
Buildings & improvements leasehold	474,121	471,723	472,558	471,418	225,207
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$2,183,267	$2,049,820	$1,845,027	$1,756,104	$1,500,050
Less accumulated depreciation	(205,443)	(192,249)	(179,180)	(176,238)	(163,734)
	$1,977,824	$1,857,571	$1,665,847	$1,579,866	$1,336,316
Other Real Estate Investments:
Investment in unconsolidated joint ventures	659,860	638,336	579,194	557,089	549,654
Structured finance investments	400,049	396,862	375,099	350,027	325,807

Assets held for sale	—	—	16,486	—	125,322
Cash and cash equivalents	14,193	1,978	16,789	35,795	23,299
Restricted cash	56,215	62,136	53,410	56,417	45,938
Tenant and other receivables, net of $10,146 reserve at 9/30/05	21,928	18,011	16,174	15,248	18,109
Related party receivables	3,598	3,978	4,519	5,027	3,935
Deferred rents receivable, net of reserve for tenant credit loss of $8,566 at 9/30/05	73,983	70,064	64,074	61,302	58,735
Deferred costs, net	68,518	60,700	55,041	47,869	50,574
Other assets	76,162	45,209	86,329	43,241	53,736

Total Assets	$3,352,330	$3,154,845	$2,932,962	$2,751,881	$2,591,425

	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Liabilities and Stockholders’ Equity
Mortgage notes payable	$866,640	$770,023	$600,315	$614,476	$513,354
Unsecured & Secured term loans	525,000	525,000	425,000	425,000	425,000
Revolving credit facilities	135,000	98,730	290,000	110,900	188,900
Derivative Instruments-fair value	—	1,078	—	1,347	4,822
Accrued interest payable	7,589	6,909	5,768	4,494	5,015
Accounts payable and accrued expenses	77,329	66,759	60,869	72,298	62,692
Deferred revenue	25,596	16,406	19,558	18,648	13,156
Capitalized lease obligations	16,228	16,166	16,106	16,442	16,385
Deferred land lease payable	16,179	16,043	15,883	15,723	15,646
Dividend and distributions payable	28,176	28,122	28,026	27,553	25,569
Liabilities related to assets held for sale	—	—	—	—	1,822
Security deposits	23,962	23,588	21,870	22,056	20,473
Junior subordinated deferrable interest debentures	100,000	100,000	—	—	—
Total Liabilities	$1,821,699	$1,668,824	$1,483,395	$1,328,937	$1,292,834

Minority interest in other partnerships	14,493	724	702	509	539
Minority interest in operating partnership (2,502 units outstanding) at 9/30/05	76,625	76,061	74,557	74,555	53,758

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized, 41,942 issued and outstanding at 9/30/05	419	418	416	409	405
Additional paid – in capital	956,604	949,619	940,170	917,613	907,638
Deferred compensation plans	(19,681)	(20,719)	(21,360)	(15,273)	(16,329)
Accumulated other comprehensive income	13,691	6,118	15,164	5,647	2,548
Retained earnings	240,178	225,498	191,616	191,182	101,730
Total Stockholders’ Equity	$1,439,513	$1,409,236	$1,374,308	$1,347,880	$1,244,294

Total Liabilities and Stockholders’ Equity	$3,352,330	$3,154,845	$2,932,962	$2,751,881	$2,591,425

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited

($000’s omitted)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2005	2004	2005	2005	2004
Revenues
Rental revenue, net	$75,717	$59,856	$74,097	$220,369	$173,202
Escalation and reimbursement revenues	16,358	12,746	13,674	41,666	31,310
Investment income	10,652	8,281	11,925	33,723	30,667
Other income	17,564	4,985	6,396	31,479	14,426
Total Revenues, net	120,291	85,868	106,092	327,237	249,605

Equity in net income from unconsolidated joint ventures	13,250	10,632	13,334	38,643	32,017

Operating expenses	29,117	22,464	23,982	77,698	63,683
Ground rent	4,922	3,758	4,912	14,350	11,490
Real estate taxes	15,286	11,956	15,773	45,515	34,279
Marketing, general and administrative	13,418	5,574	10,594	32,250	20,944
Total Operating Expenses	62,743	43,752	55,261	169,813	130,396

EBITDA	70,798	52,748	64,165	196,067	151,226

Interest	20,580	15,969	19,479	57,253	44,839
Depreciation and amortization	17,204	13,025	15,816	47,855	36,561

Income Before Minority Interest and Items	33,014	23,754	28,870	90,959	69,826

Income from discontinued operations	—	2,428	95	474	5,532
Gain on sale of discontinued operations	—	—	33,864	33,856	—
Equity in net gain on sale of joint venture property	11,550	—	—	11,550	22,012
Minority interest	(2,265)	(1,032)	(1,390)	(5,225)	(4,434)
Net Income	42,299	25,150	61,439	131,614	92,936

Dividends on perpetual preferred shares	4,969	4,843	4,969	14,906	11,289

Net Income Available For Common Shareholders	$37,330	$20,307	$56,470	$116,708	$81,647

Earnings per Share
Net income per share (basic)	$0.89	$0.52	$1.35	$2.80	$2.11
Net income per share (diluted)	$0.87	$0.49	$1.31	$2.72	$2.03

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited

($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2005	2004	2005	2005	2004

Funds from operations

Net Income before Minority Interests and Items		$33,014	$23,754	$28,870	$90,959	$69,826

Add:	Depreciation and amortization	17,204	13,025	15,816	47,855	36,561
	FFO from discontinued operations	—	3,794	101	613	9,909
	FFO adjustment for joint ventures	8,549	5,922	7,651	22,282	17,702
Less:	Dividends on preferred shares	4,969	4,843	4,969	14,906	11,289
	Non real estate depreciation and amortization	2,094	990	1,097	4,165	2,910
	Funds From Operations	$51,704	$40,662	$46,372	$142,638	$119,799

	Funds From Operations - Basic per Share	$1.16	$0.98	$1.05	$3.23	$2.92

	Funds From Operations - Diluted per Share	$1.13	$0.94	$1.02	$3.14	$2.81

Funds Available for Distribution
FFO		$51,704	$40,662	$46,372	142,638	119,799

Add:	Non real estate depreciation and amortization	2,094	990	1,097	4,165	2,910
	Non-cash deferred compensation	1,086	722	1,064	3,133	6,213
Less:	FAD adjustment for Joint Ventures	5,206	6,980	5,259	15,477	13,746
	FAD adjustment for discontinued operations	—	57	(11)	(22)	199
	Straight-line rental income and other non cash adjustments	4,181	1,972	5,085	14,215	5,249
	Second cycle tenant improvements	4,310	3,169	5,240	13,698	16,801
	Second cycle leasing commissions	2,601	5,120	1,368	6,873	12,756
	Revenue enhancing recurring CAPEX	73	147	88	183	376
	Non- revenue enhancing recurring CAPEX	440	441	230	746	1,502

Funds Available for Distribution		$38,073	$24,487	$31,274	$98,766	$78,294
	Diluted per Share	$0.83	$0.57	$0.69	$2.17	$1.84
First Cycle Leasing Costs
	Tenant improvements	2,459	128	1,120	3,717	320
	Leasing commissions	214	300	1,773	2,882	300

Funds Available for Distribution after First Cycle Leasing Costs		$35,400	$24,059	$28,381	$92,167	$77,674

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.78	$0.56	$0.62	$2.03	$1.82

Redevelopment Costs		$2,971	$1,301	$2,408	$5,808	$3,380

Payout Ratio of Funds From Operations		47.70%	53.26%	52.99%	51.59%	53.30%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		64.78%	88.45%	78.57%	74.51%	81.55%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited

($000’s omitted)

							Accumulated
	Series C	Series D				Deferred	Other
	Preferred	Preferred		Additional	Retained	Compensation	Comprehensive
	Stock	Stock	Common Stock	Paid-In Capital	Earnings	Plan	Income	TOTAL

Balance at December 31, 2004	$151,981	$96,321	$409	$917,613	$191,182	$(15,273)	$5,647	$1,347,880

Net Income					131,614			131,614
Preferred Dividend					(14,906)			(14,906)
Exercise of employee stock options and redemption of units			6	16,644				16,650
Stock based compensation fair value				871				871
Cash distributions declared ($1.62 per common share)					(67,712)			(67,712)
Comprehensive Income - Unrealized gain of derivative instruments							8,044	8,044
Dividend reinvestment plan			2	13,698				13,700
Deferred compensation plan			2	7,778		(7,542)		238
Amortization of deferred compensation						3,134		3,134
Balance at September 30, 2005	$151,981	$96,321	$419	$956,604	$240,178	$(19,681)	$13,691	$1,439,513

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2004	40,875,989	2,530,817	—	43,406,806	—	43,406,806

YTD share activity	1,065,915	(29,031)	—	1,036,884	—	1,036,884
Share Count at September 30, 2005 - Basic	41,941,904	2,501,786	—	44,443,690	—	44,443,690

Weighting Factor	(268,066)	13,895	1,236,767	982,596		982,596
Weighted Average Share Count at September 30, 2005 - Diluted	41,673,838	2,515,681	1,236,767	45,426,286	—	45,426,286

TAXABLE INCOME

Unaudited

($000’s omitted)

	Nine Months Ended
	September 30	September 30
	2005	2004

Net Income Available For Common Shareholders	$116,708	$81,647
Book/Tax Depreciation Adjustment	3,318	(598)
Book/Tax Gain Recognition Adjustment	(47,450)	(16,945)
Book/Tax JV Net equity adjustment	3,902	2,102
Other Operating Adjustments	(5,728)	(6,430)
C-corp Earnings	(1,676)	1,044
Taxable Income (Projected)	$69,074	$60,820

Dividend per share	$1.62	$1.50
Estimated payout of taxable income	98%	100%

Shares outstanding - basic	41,942	40,547

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS

Balance Sheet for Unconsolidated Property Joint Ventures

Unaudited

($000’s omitted)

	September 30, 2005		September 30, 2004
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$647,784	$287,853	$486,337	$206,876
Buildings & improvements	2,690,114	1,195,595	2,024,481	866,077
	3,337,898	1,483,448	2,510,818	1,072,953
Less accumulated depreciation	(135,238)	(64,230)	(81,809)	(40,921)

Net Real Estate	3,202,660	1,419,218	2,429,009	1,032,032

Cash and cash equivalents	51,070	21,879	62,744	29,537
Restricted cash	29,938	12,096	29,342	13,953
Tenant receivables, net of $1,103 reserve at 9/30/05	5,824	2,692	5,509	2,656
Deferred rents receivable, net of reserve for tenant credit loss of $2,060 at 9/30/05	50,403	24,743	28,485	14,432
Deferred costs, net	48,127	23,298	28,226	12,855
Other assets	30,814	14,388	20,370	9,451

Total Assets	$3,418,836	$1,518,314	$2,603,685	$1,114,916

Mortgage loans payable	$2,015,470	$911,959	$1,337,913	$565,482
Derivative Instruments-fair value	25	14	16	9
Accrued interest payable	6,533	3,017	5,149	2,172
Accounts payable and accrued expenses	63,529	27,107	66,348	30,106
Security deposits	6,320	2,997	6,920	3,288
Contributed Capital (1)	1,326,959	573,220	1,187,339	513,859

Total Liabilities and Equity	$3,418,836	$1,518,314	$2,603,685	$1,114,916

As of September 30, 2005 the Company has eight joint venture interests representing a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 16.67% interest in 1 Park Avenue reduced from 55% in May 2004, a 55% interest in 1515 Broadway acquired in May 2002,  a 45% interest in 1221 Avenue of the Americas acquired in December 2003,  a 30% interest in 485 Lexington Avenue acquired in July 2004, a 55% interest in the South Building of 1 Madison Avenue and a 10% interest in 55 Corporate Drive.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

(1)          Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS

Statements of Operations for Unconsolidated Property Joint Ventures

Unaudited

($000’s omitted)

	Three Months Ended September 30, 2005		Three Months Ended June 30, 2005	Three Months Ended September 30, 2004
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$91,681	$40,692	$39,467	$72,901	$32,316
Escalation and reimbursement revenues	17,222	7,447	6,622	13,913	6,382
Investment and other income	5,624	2,603	253	231	110
Total Revenues, net	$114,527	$50,742	$46,342	87,045	38,808

Expenses
Operating expenses	23,792	10,765	9,184	20,659	9,394
Real estate taxes	15,983	7,207	7,345	15,356	7,001
Total Operating Expenses	$39,775	$17,972	$16,529	36,015	16,395

GAAP NOI	$74,752	$32,770	$29,813	51,030	22,413
Cash NOI	$67,627	$29,909	$26,159	45,874	19,981

Interest	28,689	12,907	10,451	12,672	5,417
Depreciation and amortization	19,824	8,763	7,891	14,375	6,364

Net Income	$26,239	$11,100	$11,471	23,983	10,632

Plus: Real estate depreciation	18,403	8,146	7,351	13,497	5,922
Funds From Operations	$44,642	$19,246	$18,822	37,480	16,554

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,421	$617	$540	878	443
Less: Straight-line rental income and other non-cash adjustments	(7,125)	(2,861)	(3,653)	(5,645)	(2,662)
Less: Second cycle tenant improvement,	(4,523)	(2,030)	(1,746)	(6,089)	(2,553)
Less: Second cycle leasing commissions	(1,610)	(748)	(343)	(4,512)	(2,007)
Less: Recurring CAPEX	(389)	(184)	(57)	(390)	(201)
FAD Adjustment	$(12,226)	$(5,206)	$(5,259)	(15,758)	(6,980)

	Nine Months Ended September 30, 2005		Nine Months Ended September 30, 2004
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$253,092	$114,070	$208,148	$97,376
Escalation and reimbursement revenues	45,095	20,595	38,854	18,654
Investment and other income	6,298	3,017	832	421
Total Revenues, net	$304,485	$137,682	$247,834	$116,451

Expenses
Operating expenses	64,592	29,695	59,819	28,547
Real estate taxes	47,814	21,877	43,881	20,905
Total Operating Expenses	$112,406	$51,572	$103,700	$49,452

GAAP NOI	$192,079	$86,110	$144,134	$66,999
Cash NOI	$170,792	$76,611	$85,507	$40,929

Interest	66,985	29,414	33,664	15,569
Depreciation and amortization	52,113	23,208	41,058	19,413

Net Income	$72,981	$33,488	$69,412	$32,017

Plus: Real estate depreciation	48,536	21,578	37,871	17,702
Funds From Operations	$121,517	$55,066	$107,283	$49,719

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$3,577	$1,630	$3,207	$1,713
Less: Straight-line rental income and other non-cash adjustments	(21,185)	(9,497)	(14,146)	(6,739)
Less: Second cycle tenant improvement,	(10,294)	(4,442)	(9,587)	(4,397)
Less: Second cycle leasing commissions	(5,785)	(2,907)	(7,975)	(3,876)
Less: Recurring CAPEX	(535)	(261)	(883)	(447)
FAD Adjustment	$(34,222)	$(15,477)	$(29,384)	$(13,746)

Gramercy Joint Venture Statements

Unaudited

($000’s omitted)

Balance Sheet

	September 30,	June 30,
	2005	2005
Assets
Cash	$25,311	$15,598
Loans and other lending investments, net	936,401	749,000
Investment in joint venture	56,930	57,190
Operating real estate, net	51,259	—
Other assets	282,763	12,879
Total Assets	$1,352,664	$834,667

Liabilities and Stockholders’ Equity
Credit facilities	$—	$500,000
Collateralized debt obligation	810,500	—
Mortgage note payable	41,000	—
Other liabilities	29,478	15,084
Junior subordinated deferrable interest debentures	100,000	50,000
Total Liabilities	980,978	565,084

Stockholders’ Equity
Total stockholders’ equity	371,686	269,583

Total Liabilities and Stockholders’ Equity	$1,352,664	$834,667

Total Outstanding Shares	22,794	18,833

Total SLG Shares	5,668	4,710

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
GKK Manager
Base management income	$1,676	$4,209
Other fee income	1,038	1,786
Marketing, general and administrative expenses	(2,571)	(5,230)
Net Income before minority interest	143	765
Less: minority interest	(47)	(172)
SLG share of GKK Manager net income	96	593
Servicing and administrative reimbursements	610	1,617
Net management income and reimbursements from Gramercy	$706	$2,210

Income Statement

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
Revenues
Investment Income	$21,060	$46,999
Rental Revenue - net	314	314
Other income	5,218	8,727
Total revenues	26,592	56,040

Expenses
Interest	11,250	20,316
Management fees	2,726	6,264
Incentive fees	1,038	1,038
Depreciation and amortization	105	232
Marketing, general and administrative	1,456	4,722
Provision for loan loss	430	955
Total expenses	17,005	33,527
Income from continuing operations before equity in net loss of unconsolidated joint venture and taxes	9,587	22,513
Equity in net loss of unconsolidated joint venture	(510)	(914)
Income from continuing operations before taxes	9,077	21,599
Provision for taxes	(500)	(1,000)
Net income available to common shareholders	8,577	20,599
Plus: Real estate depreciation	1,870	3,070
FFO	$10,447	$23,669

SLG share of net income	$2,144	$5,150

SLG share of FFO	$2,610	$5,919

SELECTED FINANCIAL DATA

Capitalization Analysis

Unaudited

($000’s omitted)

	9/30/2005		6/30/2005	3/31/2005	12/31/2004	9/30/2004
Market Capitalization
Common Equity:
Common Shares Outstanding	41,942		41,830	41,622	40,876	40,547
OP Units Outstanding	2,502		2,512	2,531	2,531	2,225
Total Common Equity (Shares and Units)	44,444		44,342	44,153	43,407	42,772
Share Price (End of Period)	$68.18		$64.50	$56.22	$60.55	$51.81
Equity Market Value	$3,030,192		$2,860,059	$2,482,282	$2,628,294	$2,216,017

Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	866,640		770,023	600,315	614,476	513,354
Outstanding Balance on – Term Loans	525,000		525,000	425,000	425,000	425,000
Outstanding Balance on – Secured Credit Lines	—		67,000	125,000	110,900	143,900
Outstanding Balance on – Unsecured Credit Line	135,000		31,730	165,000	—	45,000
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	—	—	—
Total Consolidated Debt	1,626,640		1,493,753	1,315,315	1,150,376	1,127,254
Company’s Portion of Joint Venture Mortgages	911,959		928,334	564,945	565,211	565,482
Total Combined Debt	2,538,599		2,422,087	1,880,260	1,715,587	1,692,736

Total Market Cap (Debt & Equity)	$5,826,291		$5,539,646	$4,620,042	$4,601,381	$4,166,253

Availability under Lines of Credit
Senior Unsecured Line of Credit	359,612	(A)	264,270	131,000	$296,000	$251,000
Term Loans	—		—	—	—	—
Secured Line of Credit	—		58,000	—	33,000	—
Total Availability	$359,612		$322,270	$131,000	$329,000	$251,000

(A)  As reduced by $5,388 letter of credit

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	33.10%	32.39%	32.44%	28.50%	31.31%
Debt to Gross Real Estate Book Ratio (1)	74.92%	70.02%	64.94%	59.61%	66.09%
Secured Real Estate Debt to Secured Assets Gross Book (1)	75.41%	75.39%	66.77%	66.80%	75.16%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	55.21%	45.26%	52.09%	39.78%	39.72%
Secured Line of Credit to Structured Finance Assets (1)	N/A	16.88%	33.32%	31.68%	44.17%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	43.57%	43.72%	40.70%	37.28%	40.63%
Debt to Gross Real Estate Book Ratio (1)	69.46%	66.69%	60.33%	56.92%	60.43%
Secured Debt to Secured Assets Gross Book (1, 2)	67.56%	67.52%	58.98%	59.13%	61.36%

(1)   Excludes property level capital obligations.

(2)   Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA

Property NOI and Coverage Ratios

Unaudited

($000’s omitted)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2005	2004	2005	2005	2004
	Property NOI

	Property Operating NOI	$42,750	$34,425	$43,104	$124,471	$95,061
	NOI from Discontinued Operations	—	4,066	117	801	10,685
	Total Property Operating NOI - Consolidated	42,750	38,491	43,221	125,272	105,746
	SLG share of Property NOI from JVs	32,770	22,413	29,813	86,110	66,999
	GAAP NOI	$75,520	$60,904	$73,034	$211,382	$172,745

Less:	Free Rent (Net of Amortization)	2,024	1,557	4,033	9,770	3,468
	Net FAS 141 Adjustment	587	337	639	1,919	963
	Straightline Revenue Adjustment	5,753	3,646	5,426	15,895	10,782

Plus:	Allowance for S/L tenant credit loss	1,253	697	1,245	3,796	2,346
	Ground Lease Straight-line Adjustment	136	160	160	456	480
	Cash NOI	$68,545	$56,221	$64,341	$188,050	$160,358

	Components of Debt Service and Fixed Charges

	Interest Expense	20,760	16,404	19,655	58,052	46,133
	Fixed Amortization Principal Payments	883	826	793	2,571	2,802
	Total Consolidated Debt Service	21,643	17,230	20,448	60,623	48,935

	Payments under Ground Lease Arrangements	4,786	3,599	4,752	13,894	11,011
	Dividend on perpetual preferred shares	4,969	4,843	4,969	14,907	11,289
	Total Consolidated Fixed Charges	31,398	25,672	30,169	89,424	71,235

	Adjusted EBITDA	80,141	62,537	72,402	220,201	184,971
	Interest Coverage Ratio	3.86	3.81	3.68	3.79	4.01
	Debt Service Coverage Ratio	3.70	3.63	3.54	3.63	3.78
	Fixed Charge Coverage Ratio	2.55	2.44	2.40	2.46	2.60

SELECTED FINANCIAL DATA

2005 Same Store - Consolidated

Unaudited

($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2005	2004	%	2005	2005	2004	%
Revenues
Rental Revenue, net		58,691	57,389	2%	59,000	176,100	171,599	3%
Escalation & Reimbursement Revenues		13,530	12,609	7%	11,933	35,978	31,190	15%
Investment Income		110	64	72%	85	303	184	65%
Other Income		703	1,796	-61%	388	2,429	2,226	9%
Total Revenues		73,034	71,858	2%	71,406	214,810	205,199	5%
Expenses
Operating Expense		21,714	19,713	10%	18,770	60,173	55,796	8%
Ground Rent		3,769	3,758	0%	3,758	10,890	11,490	-5%
Real Estate Taxes		12,229	11,956	2%	12,885	37,246	34,279	9%
		37,712	35,427	6%	35,413	108,309	101,565	7%

EBITDA		35,322	36,431	-3%	35,993	106,501	103,634	3%

Interest		9,409	9,704	-3%	8,976	27,111	29,856	-9%
Depreciation & Amortization		10,861	10,586	3%	10,592	31,828	31,276	2%

Income Before Minority Interest		15,052	16,141	-7%	16,425	47,562	42,502	12%
Plus:	Real Estate Depreciation & Amortization	10,691	10,456	2%	10,411	31,353	30,769	2%

	FFO	25,743	26,597	-3%	26,836	78,915	73,271	8%

Less:	Non – Building Revenue	268	704	-62%	267	867	1,211	-28%

Plus:	Interest Expense	9,409	9,704	-3%	8,976	27,111	29,856	-9%
	Non Real Estate Depreciation	170	130	31%	181	475	507	-6%
	GAAP NOI	35,054	35,727	-2%	35,726	105,634	102,423	3%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	514	396	30%	1,020	2,560	1,339	91%
	Straightline Revenue Adjustment	1,577	2,064	-24%	1,712	5,244	6,033	-13%
	Rental Income – FAS 141	(58)	(58)	0%	(58)	(175)	(175)	0%
Plus:	Allowance for S/L tenant credit loss	573	441	30%	557	1,735	1,794	-3%
	Ground Lease Straight-line Adjustment	136	160	-15%	160	456	480	-5%
	Cash NOI	33,730	33,926	-1%	33,769	100,196	97,500	3%

Operating Margins
GAAP NOI to Real Estate Revenue, net		47.80%	49.90%		49.83%	48.98%	49.77%
Cash NOI to Real Estate Revenue, net		45.99%	47.39%		47.10%	46.46%	47.38%

GAAP NOI before Ground Rent/Real Estate Revenue, net		52.94%	55.15%		55.07%	54.03%	55.36%
Cash NOI before Ground Rent/Real Estate Revenue, net		50.95%	52.41%		52.12%	51.29%	52.73%

SELECTED FINANCIAL DATA

2005 Same Store - Joint Venture

Unaudited

($000’s omitted)

		Three Months Ended			Nine Months Ended
		September 30,	September 30,		September 30,	September 30,
		2005	2004	%	2005	2004	%
Revenues
	Rental Revenue, net	30,712	29,783	3%	92,757	88,061	5%
	Escalation & Reimbursement Revenues	6,857	6,014	14%	19,231	17,041	13%
	Investment Income	70	63	10%	207	135	53%
	Other Income	2,369	46	5043%	2,428	241	908%
	Total Revenues	40,008	35,906	11%	114,623	105,477	9%
Expenses
	Operating Expense	9,989	8,801	13%	27,310	25,657	6%
	Ground Rent	—	—		—	—
	Real Estate Taxes	6,966	6,709	4%	20,905	19,294	8%
		16,955	15,510	9%	48,215	44,950	7%

	EBITDA	23,053	20,396	13%	66,408	60,526	10%

	Interest	6,047	4,471	35%	16,272	13,325	22%
	Depreciation & Amortization	5,878	5,740	2%	17,313	17,261	0%

	Income Before Minority Interest	11,129	10,185	9%	32,823	29,941	10%
Plus:	Real Estate Depreciation & Amortization	5,516	5,355	3%	16,257	15,709	3%

	FFO	16,645	15,539	7%	49,080	45,650	8%

Less:	Non – Building Revenue	74	66	12%	218	145	51%

Plus:	Interest Expense	6,047	4,471	35%	16,272	13,325	22%
	Non Real Estate Depreciation	361	385	-6%	1,056	1,551	-32%
	GAAP NOI	22,979	20,329	13%	66,190	60,382	10%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	193	2,020	-90%	2,464	4,751	-48%
	Straightline Revenue Adjustment	1,290	732	76%	4,481	1,547	190%
	FAS 141	230	59	292%	690	690	0%
Plus:	Allowance for S/L tenant credit loss	262	208	26%	761	629	21%
	Ground Lease Straight-line Adjustment	—	—	0%	—	—
	Cash NOI	21,528	17,727	21%	59,316	54,023	10%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	57.17%	56.40%		57.47%	56.98%
	Cash NOI to Real Estate Revenue, net	53.56%	49.17%		51.50%	50.98%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	57.17%	56.40%		57.47%	56.98%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.56%	49.17%		51.50%	50.98%

DEBT SUMMARY SCHEDULE

Unaudited

($000’s omitted)

	Principal O/S		2005			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	9/30/2005	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	74,982	8.29%	195	Oct-07	73,341	—	Open
673 First Avenue	34,634	5.67%	160	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,465	7.87%	52	May-09	10,629	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	210,000	5.24%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	118,014	8.44%	548	Nov-10	104,691	—	Open
625 Madision Avenue	102,000	6.27%	—	Nov-15	78,595
	671,095	6.32%	955		598,634

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	4.12%	—	Apr-10	154,924	—	Open
	160,000	4.12%	—		154,924
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps) (2)	325,000	4.72%	—	Aug-09	325,000	—	Nov-05
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jul-15	100,000
	425,000	4.93%	—		425,000

Total Fixed Rate Debt/Wtd Avg	1,256,095	5.57%	955		1,178,558

Floating rate Debt

Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	4.81%	—	Apr-10	40,000
1551/1555 Broadway & 21 W. 34th Street (Libor + 200 bps)	85,781	5.54%		Aug-08	85,781
141 Fifth Avenue (Libor + 225 bps)	10,000	6.15%		Sep-07	10,000
1 Madison Avenue (Libor + 275 bps)	99,764	6.36%	—	Apr-07	99,764

	235,545	5.79%	—		235,545

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 85 bps)	135,000	4.71%	—	Sep-08	135,000	Mar-07	Open
	135,000	4.71%	—		135,000

Total Floating Rate Debt/Wtd Avg	370,545	5.40%	—		370,545

Total Debt/Wtd Avg	1,626,640	5.53%	955		1,549,103

Weighted Average Balance & Interest Rate	1,620,632	5.55%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
1250 Broadway (Libor + 120bps)	115,000	63,250	4.71%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	170,000	76,500	4.32%	—	Dec-10	76,500	Dec-08	Open
1515 Broadway (Libor + 90 bps)	425,000	233,750	4.47%	—	Jul-06	233,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue	116,105	57,936	8.00%	147	Sep-10	54,555	—	Open
485 Lexington Ave (Libor + 200bps)	177,928	53,378	5.51%	—	Jul-07	53,378	—
1 Madison Avenue	688,937	378,915	5.91%	524	May-20	220,755	—
55 Corporate Drive (Libor + 215bps)	84,000	8,400	5.53%	—	Jun-07	8,400

Total Joint Venture Debt/Wtd Avg	2,015,470	911,959	5.43%	671		750,418

Weighted Average Balance & Interest Rate with SLG JV debt		2,548,524	5.50%

(1)   There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2)   WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement (REIT)

($000’s omitted)

	2005 Scheduled	2006 Scheduled	2007 Scheduled	2008 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,151	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,028	2032
461 Fifth Avenue (2)	1,787	1,944	2,100	2,100	—	2027	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)

Total	18,382	18,539	18,695	18,695	16,179

Capitalized Lease
673 First Avenue	1,322	1,416	1,416	1,416	16,228	2037

(1) Per the balance sheet at September 30, 2005.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company’s option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(7) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE

($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

6/30/2004	264,296	235,153	10.19%	10.10%	1.37%

Originations/Accretion (1)	5,000
Preferred Equity	75,000
Redemptions /Amortization	(18,489)
9/30/2004	325,807	302,092	10.17%	10.32%	1.84%

Originations/Accretion (1)	32,096
Preferred Equity	—
Redemptions /Amortization	(7,876)
12/31/2004	350,027	332,936	10.00%	10.25%	2.40%

Originations/Accretion (1)	222
Preferred Equity	25,000
Redemptions /Amortization	(150)
3/31/2005	375,099	363,189	10.43%	10.69%	2.87%

Originations/Accretion (1)	58,250
Preferred Equity	6,125
Redemptions /Amortization	(42,612)
6/30/2005	396,862	413,571	10.27%	10.26%	3.34%

Originations/Accretion (1)	—
Preferred Equity	58,000
Redemptions /Amortization	(54,813)
9/30/2005	400,049	398,433	10.26%	10.34%	3.86%

(1) Accretion includes original issue discounts and compounding investment income.

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$139,757	$991,500	$247	9.93%	9.94%

Mezzanine Debt	$96,167	$432,000	$274	9.51%	9.62%

Preferred Equity	$164,125	$3,175,000	$133	11.02%	11.07%

Balance as of 9/30/05	$400,049	$4,598,500	$191	10.26%	10.34%

Current Maturity Profile

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 6.7 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Sep-05	Jun-05	Mar-05	Dec-04	Sep-04	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%
PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	97.1	97.1	96.3	94.7	94.7	8,854,464	3	2	25
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	89.6	91.3	88.9	88.9	88.9	6,521,592	2	1	28
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	18,014,832	5	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	84.1	99.2	99.4	99.2	99.6	15,547,332	4	3	22
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	99.6	99.0	97.9	97.9	97.4	38,428,248	11	7	41
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	98.8	96.9	93.6	92.1	86.8	3,863,676	1	1	38
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	71.8	1,419,372	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,950,480	2	2	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	86.4	85.2	86.9	87.3	90.0	16,039,935	5	3	82
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	7	97.0	96.5	96.4	96.8	96.8	52,432,236	15	10	250
440 Ninth Avenue	Garment	Fee Interest	339,000	2	100.0	100.0	100.0	100.0	98.7	10,152,852	3	2	14
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	89.7	89.7	90.3	91.4	88.7	10,504,056	3	2	17
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	93.1	93.8	91.1	87.9	85.1	8,736,840	2	2	25
555 West 57th Street	Midtown West	Fee Interest	941,000	5	100.0	100.0	100.0	100.0	100.0	26,454,372	8	5	18
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	77.8	80.8	80.8	80.6	80.6	10,699,632	3	2	12
70 West 36th Street	Garment	Fee Interest	151,000	1	96.7	96.7	98.2	96.1	97.1	4,263,384	1	1	30
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	99.3	98.7	98.1	98.1	98.1	23,025,192	7	4	19
Subtotal / Weighted Average			7,351,000	40	95.2	96.2	96.0	95.8	95.5	$262,908,495	75	50	649

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	95.8	92.2	92.2	89.0	87.2	10,315,068	3	2	66
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	100.0	100.0	100.0	100.0	100.0	33,532,380	10	6	1
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	83.3	77.0	76.4	69.0	—	32,498,136	9	6	38
28 West 44th Street	Midtown	Fee Interest	359,000	2	93.1	84.9	86.8	—	—	10,702,680	3	2	67
Subtotal / Weighted Average			1,994,000	11	93.4	89.6	89.8	87.4	96.5	$87,048,264	25	17	172

Total / Weighted Average Properties 100% Owned			9,345,000	51	94.9	94.8	94.6	94.0	93.9	$349,956,759	100	66	821

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.8	97.8	97.1	97.1	94.6	35,816,568		1	18
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	95.5	95.3	94.8	94.5	88.6	22,056,000		2	34
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	10	100.0	99.6	99.6	99.7	98.3	82,552,668		9	12
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	92.7	91.5	91.5	93.1	93.2	31,511,784		3	37
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	96.2	97.7	97.7	97.7	97.9	127,002,120		11	23
Subtotal / Weighted Average			6,717,000	37	96.9	96.7	96.6	96.8	95.4	$298,939,140		26	124

Adjustments
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	100.0	100.0	100.0	100.0	100.0	34,902,804		2	1
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	97.5	95.5	—	—	—	54,797,400		6	2
Subtotal / Weighted Average			2,097,900	12	98.6	97.5	100.0	100.0	100.0	$89,700,204		8	3

Total / Weighted Average Properties Less Than 100% Owned			8,814,900	49	97.3	96.9	97.0	97.1	96.0	$388,639,344		34	127

Grand Total / Weighted Average			18,159,900	100	96.0	95.9	95.7	95.6	95.8	$738,596,103			948
Grand Total - SLG share of Annualized Rent										$526,989,151		100

Same Store Occupancy % - Combined			14,068,000	77	96.0	96.5	96.3	96.5	95.5

(1)          Including Ownership of 50% in Building Fee.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Residential	Park Avenue South	Fee Interest	220,000	77	0.0	—	—	—	—	N/A	N/A	N/A	N/A
1551-1555 Broadway -50%	Times Square	Fee Interest	23,600	8	0.0	—	—	—	—	N/A	N/A	N/A	N/A
21 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	20,100	7	0.0	—	—	—	—	N/A	N/A	N/A	N/A
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	8	100.0	—	—	—	—	746,520	100	50	4
Total / Weighted Average Retail/Development Properties			285,200	100	N/A	—	—	—	—	746,520	100	50	4

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent

Teachers Insurance & Annuity Association	485 Lexington Avenue & 750 Third Avenue (1)	2005	1,700,407	$68,435,184	$40.25	9.3%	$44,003,221	8.3%
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,372,556	68,871,900	$50.18	9.3%	37,879,545	7.2%
Credit Suisse First Boston (USA), Inc.	1 Madison Avenue	2020	1,123,879	53,923,716	$47.98	7.3%	29,658,044	5.6%
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	498,907	31,610,832	$63.36	4.3%	14,224,874	2.7%
Societe Generale	1221 Ave.of the Americas	Various	486,662	23,679,828	$48.66	3.2%	10,655,923	2.0%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010 & 2017	480,282	14,567,244	$30.33	2.0%	14,567,244	2.8%
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	18,443,640	$43.88	2.5%	8,299,638	1.6%
Salomon Smith Barney	125 Broad Street	2010	330,900	12,345,084	$37.31	1.7%	12,345,084	2.3%
Visiting Nurse Service of New York	1250 Broadway	2018	284,052	8,405,916	$29.59	1.1%	4,623,254	0.9%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,678	7,022,808	$30.58	1.0%	7,022,808	1.3%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,015,968	$17.63	0.5%	4,015,968	0.8%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013	188,583	6,053,508	$32.10	0.8%	6,053,508	1.1%
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	186,000	9,114,000	$49.00	1.2%	9,114,000	1.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006, 2009, & 2021	181,959	5,437,956	$29.89	0.7%	5,437,956	1.0%
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,180,916	$46.66	1.1%	3,681,412	0.7%
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Ave.	2006, 2013 & 2015	173,741	6,560,004	$37.76	0.9%	1,534,695	0.3%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	168,390	6,449,880	$38.30	0.9%	3,224,940	0.6%
Segal Company	1 Park Avenue	2009	157,947	6,768,672	$42.85	0.9%	1,128,338	0.2%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,091,676	$47.92	1.0%	3,191,254	0.6%
Altria Corporate Services	100 Park Avenue	2007	136,118	6,568,992	$48.26	0.9%	3,284,496	0.6%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,239,660	$31.48	0.6%	4,239,660	0.8%
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,181,520	$31.16	0.6%	4,181,520	0.8%
St. Luke’s Hospital Center	555 West 57th Street	2014	134,150	3,945,192	$29.41	0.5%	3,945,192	0.7%
Ross Stores, Inc.	1372 Broadway	2010	126,001	3,862,788	$30.66	0.5%	3,862,788	0.7%
Fahnestock & Co., Inc.	125 Broad Street	2013	105,008	3,162,780	$30.12	0.4%	3,162,780	0.6%

Total			9,305,534	$392,939,664	$42.23	53.2%	$243,338,142	46.2%

Wholly Owned Portfolio + Allocated JV Properties			18,159,900	$738,596,103	$40.67		$526,989,151

(1)          -Underlying the TIAA lease at 750 Third Avenue, Fairchild Publications leases 244,236 sf at $34.35 per sq. ft.  expiring in 2021.

TENANT DIVERSIFICATION

Based on Base Rental Revenue	Based on Square Feet Leased

Leasing Activity

Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/05			763,464

Less: Sold Vacancies			(37,847)

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	4	9,499	9,499	32.85
	220 East 42nd Street	1	21,211	26,888	27.01
	100 Park Avenue	3	12,081	12,081	44.94
	286 Madison Avenue	1	1,812	1,812	45.28
	470 Park Ave South	1	1,840	1,840	36.59
	673 First Avenue	1	12,891	13,244	26.76
	1372 Broadway	8	78,501	79,860	25.45
	19 West 44th Street	1	1,822	1,822	20.00
	461 Fifth Avenue	1	4,177	4,177	72.89
	110 East 42nd Street	3	26,349	26,349	27.55
	28 West 44th Street	8	14,935	14,935	38.88
	1221 Sixth Avenue	1	75,440	75,440	60.00
	625 Madison Avenue	1	8,956	9,500	20.87
	420 Lexington Avenue	6	7,029	7,511	54.57
	Total/Weighted Average	40	276,543	284,958	38.25

Retail

	1221 Sixth Avenue	1	38,104	38,104	15.00
	Total/Weighted Average	1	38,104	38,104	15.00

Storage

	1 Park Avenue	1	631	631	27.57
	420 Lexington Avenue	1	430	430	20.72
	Total/Weighted Average	2	1,061	1,061	24.79

	Total Space became Available during the Quarter
	Office	40	276,543	284,958	38.25
	Retail	1	38,104	38,104	15.00
	Storage	2	1,061	1,061	24.79
		43	315,708	324,123	35.47

	Total Available Space		1,041,325

(1)       Escalated Rent is calculated as Total Annual Income less Electric Charges

(A)      - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity

Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/05				1,041,325

Office

	317 Madison Avenue	7	5.0	14,784	16,046	34.80	32.05	37.49	1.7
	220 East 42nd Street	2	11.2	27,867	29,517	37.26	26.13	38.83	7.8
	1515 Broadway	1	8.0	6,009	3,220	45.00	—	24.34	5.0
	461 Fifth Avenue	1	5.0	4,177	4,319	55.00	70.49	25.99	3.0
	100 Park Avenue	3	9.4	21,820	23,522	45.37	41.04	41.47	4.4
	1250 Broadway	1	3.1	1,442	1,441	35.00	—	44.50	—
	286 Madison Avenue	2	6.0	3,914	4,730	30.04	33.22	24.60	1.0
	1 Madison Avenue	2	7.3	23,738	23,738	36.81	—	15.83	3.4
	110 East 42nd Street	3	7.4	23,117	26,257	37.59	22.87	9.58	2.0
	19 West 44th Street	5	7.5	12,407	13,349	35.57	—	54.46	2.4
	28 West 44th Street	13	7.3	44,329	46,276	36.47	34.45	35.40	4.0
	1221 Sixth Avenue	1	8.3	75,440	75,440	54.50	60.00	25.00	—
	440 Ninth Avenue	1	4.6	8,956	9,500	28.00	20.87	20.62	2.0
	625 Madison Avenue	1	14.5	35,863	38,500	40.00	35.22	50.00	4.0
	420 Lexington Avenue	12	4.6	13,461	17,072	40.99	48.99	23.30	0.7
	Total/Weighted Average	55	8.5	317,324	332,927	41.87	41.60	31.51	2.8

Retail

	711 Third Avenue	1	12.4	3,187	3,100	64.00	—	111.92	5.0
	Total/Weighted Average	1	12.4	3,187	3,100	64.00	—	111.92	5.0

Storage

	1 Park Avenue	1	1.5	850	911	20.00	—	—	—
	Total/Weighted Average	1	1.5	850	911	20.00	—	—	—

Leased Space
	Office (3)	55	8.5	317,324	332,927	41.87	41.60	31.51	2.8
	Retail	1	12.4	3,187	3,100	64.00	—	111.92	5.0
	Storage	1	1.5	850	911	20.00	—	—	—
	Total	57	8.5	321,361	336,938	42.02	41.60	32.17	2.8

Total Available Space @ 9/30/05				719,964

Early Renewals
Office

	100 Park Avenue	1	1.6	7,511	7,511	50.19	44.94	—	—
	19 West 44th Street	2	5.0	947	1,020	34.46	38.46	4.53	—
	Total/Weighted Average	3	2.0	8,458	8,531	48.31	44.17	0.54	—

Renewals
	Expired/Renewed	6	7.8	81,033	81,904	53.44	58.84	23.03	—
	Early Renewals Office	3	2.0	8,458	8,531	48.31	44.17	0.54	—
	Total	9	7.3	89,491	90,435	52.96	57.45	20.91	—

(1)          Annual Base Rent

(2)          Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)          Average starting office rent excluding new tenants replacing vacancies is $43.63/rsf for 246,953 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $43.79/rsf for 255,484 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf

In 1st Quarter 2005 (1)	11	5,663	0.06%	$207,708	36.68	41.21	2	1,262	0.01%	$11,796	9.35	20.00
In 2nd Quarter 2005	3	4,035	0.04%	94,776	23.49	40.30	0	0	0.00%	0	—	—
In 3rd Quarter 2005	11	32,269	0.35%	1,165,272	36.11	39.45	1	6,732	0.08%	229,680	34.12	55.00
In 4th Quarter 2005 (4)	29	928,909	10.15%	39,226,272	42.23	48.82	4	937,166	11.08%	35,411,664	37.79	54.96

Total 2005	54	970,876	10.61%	$40,694,028	41.91	48.43	7	945,160	11.18%	$35,653,140	37.72	54.97

In 1st Quarter 2006	27	129,161	1.41%	$4,170,768	32.29	40.51	2	46,282	0.55%	$1,399,476	30.24	48.00
In 2nd Quarter 2006	31	128,015	1.40%	5,533,092	43.22	49.81	0	0	0.00%	0	—	—
In 3rd Quarter 2006	32	166,197	1.82%	5,971,080	35.93	36.41	6	106,454	1.26%	4,791,396	45.01	45.95
In 4th Quarter 2006	17	68,513	0.75%	2,532,108	36.96	40.82	1	9,749	0.12%	418,188	42.90	48.00

Total 2006	107	491,886	5.38%	$18,207,048	37.01	41.59	9	162,485	1.92%	$6,609,060	40.67	46.66

2007	116	390,021	4.26%	$15,888,912	40.74	52.15	11	400,702	4.74%	$23,015,604	57.44	55.68
2008	116	662,465	7.24%	25,038,648	37.80	41.63	17	507,790	6.01%	21,695,820	42.73	57.43
2009	88	595,658	6.51%	24,671,760	41.42	42.90	21	583,461	6.90%	27,642,348	47.38	48.55
2010	118	1,608,660	17.58%	61,224,456	38.06	40.98	15	1,298,139	15.35%	62,719,452	48.31	58.21
2011	47	519,656	5.68%	25,422,384	48.92	45.36	4	112,950	1.34%	5,185,800	45.91	49.90
2012	43	704,918	7.70%	20,496,024	29.08	37.86	8	194,767	2.30%	8,330,352	42.77	49.97
2013	36	747,241	8.17%	27,591,156	36.92	41.09	7	1,089,987	12.89%	54,961,272	50.42	60.81
2014	27	368,970	4.03%	13,111,224	35.53	39.36	11	170,671	2.02%	13,614,624	79.77	94.17
Thereafter	95	2,088,595	22.83%	77,611,119	37.16	49.25	26	2,989,611	35.36%	129,211,872	43.22	77.26

	847	9,148,946	100.00%	$349,956,759	38.25	44.30	136	8,455,723	100.00%	$388,639,344	45.96	64.25

(1)   Includes month to month holdover tenants that expired prior to 3/31/05.

(2)   Tenants may have multiple leases.

(3)   Represents in place annualized rent allocated by year of maturity.

(4)   Underlying the TIAA lease at 750 Third Avenue are leases totaling 573,884 sq ft, which are leased at various terms expiring between 2008 and 2021.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2005	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83	97	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	99	99
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	96	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	97	93	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90	N/A	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97	98	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	86	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	96	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	100	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	92	100	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	94	90	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	96	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86	96	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100	100	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100	100	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	83	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87	93	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96	98	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		96	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue	Fee Interest	Flat Iron	21,500	90	100	$13,250,000
				1,868,200			$1,229,950,000

(1)   Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)   Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. unconsolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Gerard Nocera

Chief Operating Officer

Andrew S. Levine

General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs and Company	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
Green Street Advisory, Inc.	Jim Sullivan	(949) 640-8780	jsullivan@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Richard Moore	(216) 563-2815	rcmoore@keybanccm.com
Legg Mason Wood Walker, Inc.	John Guinee	(410) 454-5520	jwguinee@lmus.leggmason.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Prudential Equity Group, LLC	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.